Exhibit 8.1

Name of subsidiary	Registered in	Core business	Date control acquired/date of incorporation(*)	Interest in voting stock held by the Group at December 31, 2017
Southern Kuzbass Coal Company (SKCC)	Russia	Coal mining	January 1999	99.1%
Chelyabinsk Metallurgical Plant (CMP)	Russia	Steel products	December 2001	94.2%
Vyartsilya Metal Products Plant (VMPP)	Russia	Steel products	May 2002	93.3%
Beloretsk Metallurgical Plant (BMP)	Russia	Steel products	June 2002	94.8%
Urals Stampings Plant (USP)	Russia	Steel products	April 2003	93.8%
Korshunov Mining Plant (KMP)	Russia	Iron ore mining	October 2003	90.0%
Mechel Nemunas (MN)	Lithuania	Steel products	October 2003	100.0%
Mechel Energo	Russia	Power generation and sale	February 2004	100.0%
Port Posiet	Russia	Transshipment	February 2004	97.8%
Izhstal	Russia	Steel products	May 2004	90.0%
Port Kambarka	Russia	Transshipment	April 2005	90.4%
Mechel Service	Russia	Trading	May 2005	100.0%
Mechel Coke	Russia	Coke production	June 2006	100.0%
Moscow Coke and Gas Plant (Moskoks)	Russia	Coke production	October 2006	99.5%
Southern Kuzbass Power Plant (SKPP)	Russia	Power generation	April 2007	98.3%
Kuzbass Power Sales Company (KPSC)	Russia	Electricity distribution	June 2007	72.1%
Bratsk Ferroalloy Plant (BFP)	Russia	Ferrosilicon production	August 2007	100.0%
Yakutugol	Russia	Coal mining	October 2007	100.0%
Port Temryuk	Russia	Transshipment	March 2008	100.0%
Mechel Carbon AG	Switzerland	Trading	April 2008	100.0%
HBL Holding GmbH (HBL)	Germany	Trading	September 2008	100.0%
Mechel Service Stahlhandel Austria GmbH and its subsidiaries	Austria	Trading	September 2012	100.0%
Elgaugol	Russia	Coal mining	August 2013	51.0	%(**)
Elga-road	Russia	Railroad transportation	January 2016	51.0	%(**)

(*)	Date, when a control interest was acquired or a new company established.
(**)	In 2016, we sold 49% stakes in Elgaugol and Elga-road to Gazprombank. Simultaneously with this transaction, we granted to Gazprombank a put option to sell 49% stakes in these companies to our Group. The transaction in fact represents a financial liability, and these entities are consolidated based on 100% ownership. See notes 6 and 11.4 to the consolidated financial statements.